Exhibit 10.8

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. A COMPLETE VERSION OF THIS AGREEMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Memorandum of Understanding and Collaboration Agreement

备忘录及合作协议

between

由

Guangxi Wuzhou Pharmaceutical (Group) Co. Ltd.

and

及

Del Mar Pharmaceuticals (BC) Ltd.

This Memorandum of Understanding and Collaboration Agreement (hereinafter referred to as the "Agreement") is made and effective this [●] day of September 2012 (hereinafter referred to as the "Effective Date") by and between Guangxi Wuzhou Pharmaceutical (Group) Co. Ltd., a wholly owned subsidiary of Zhongheng Group, a publicly listed company in China (SHG:  600252) having its place of business at No 1. Industrial Street, Industrial Zone, Wuzhou, Guangxi, the People’s Republic of China (“Wuzhou”) and Del Mar Pharmaceuticals (BC) Ltd. having its registered corporate address at No. 1300, 777 Dunsmuir Street, Vancouver, British Columbia, Canada  (“DelMar”).

本备忘录及合作协议（下称“协议”）由Guangxi Wuzhou Pharmaceutical (Group) Co. Ltd.与Del Mar Pharmaceuticals (BC) Ltd于2012年9月【●】日签订。Guangxi Wuzhou Pharmaceutical (Group) Co. Ltd系位于中国广西梧州制药工业园区工业大道1号的中国上市公司中恒集团（股票代码：600252）的全资子公司（下称“梧州制药”）；Del Mar Pharmaceuticals (BC) Ltd.的注册地址是No. 1300, 777 Dunsmuir Street, Vancouver, British Columbia, Canada  (下称“德玛”)。

Collectively, DelMar and Wuzhou are referred to as “the Parties”.

德玛与梧州制药合称为“双方”。

I.	Background and Principles of the Collaboration

合作的背景与原则

Wuzhou is one of China’s leading manufacturers of traditional Chinese medicines (“TCM”) and pharmaceutical products, including TCM product XueShuan Tong, included in the catalog of National Basic Drugs for treatment for cerebro-cardiovascular diseases; and dianhydrogalacticol (also known as “Weimutrin” or “Dianhydrodulcitol” or “DAG”) for the treatment of chronic myelogenous leukemia (“CML”) and lung cancer.    Wuzhou holds a license from the SFDA for the manufacture of DAG for Injection in China (Approval No. Guoyao Zhunzi H45021133).

梧州制药是国内领先的传统中药（“TCM”）及医药产品的生产企业之一，产品包括列入国家基本药物目录的治疗心血管疾病的中药产品注射用血栓通，以及治疗慢性粒细胞白血病及实体肿瘤的注射用去水卫矛醇(注射用“DAG”)。梧州制药持有国家食品药品监督管理局颁发的在中国生产注射用去水卫矛醇(注射用“DAG”)的批准文号：国药准字H45021133。

DelMar is a Canadian Company, with clinical operations in the United States that is conducting drug research and development activities under the oversight of the United States Food & Drug Administration (FDA) and the European Medicines Authority (EMEA).   DelMar has filed patents and initiated clinical trials to seek regulatory approval to commercialize DAG for Injection outside of China.  Wuzhou will supply DAG and DAG for Injection for clinical trials and commercialization outside of China by DelMar.

德玛系一家在美国进行临床实验的加拿大公司，在美国食品药品监督管理局(“FDA”)及欧洲药管局(“EMEA”)的监管下进行药品研究与开发。为寻求中国以外国家主管部门批准商品化的注射用DAG，德玛已提交专利申请并已开始进行临床实验研究，梧州制药将为德玛提供临床实验及药品商业化所需的DAG及注射用DAG。

Wuzhou and DelMar are entering into this agreement for the mutual benefit of their respective companies and to work together to maximize the value of DAG for Injection (the Collaboration).

梧州制药与德玛为双方的共同利益并为共同使注射用DAG的价值最大化而签订本协议。

The Parties recognize the need to respect and protect each other’s intellectual property.

双方认可尊重与保护彼此知识产权的必要。

Both Parties have invested in the development of DAG for Injection and own confidential intellectual property, which if made public would damage and harm its business interests.  Each Party recognizes that it must diligently protect the secrecy of and avoid disclosure and unauthorized use of the confidential information of the other Party as defined in Section 1 hereunder.

双方均对注射用DAG的开发进行了投入并拥有秘密的知识产权，该等知识产权如被公开，将损害相关方的商业利益。每一方都知晓其应当努力保护对方秘密信息（如本协议第1条所定义）的秘密性并应当避免披露任何未经授权的使用。

If the confidential intellectual property is made public, it would damage and harm its business interests.  Each Party recognizes that it must diligently protect the secrecy of and avoid disclosure and unauthorized use of the confidential information of the other Party as defined in Section 1 hereunder.

本合同所涉及的秘密知识产权如被公开，将损害相关方的商业利益。每一方都知晓其应当努力保护对方秘密信息（如本协议第1条所定义）的秘密性并应当避免披露任何未经授权的使用。

The Parties recognize need for manufacturing to be at an international standard.

双方认可按国际标准进行生产的必要。

As a leader in the pharmaceutical market, Wuzhou wishes to upgrade manufacturing, quality assurance and product specifications to meet an international standard.  DelMar has developed and agrees to further develop analytical methods for quality assurance and product specifications to satisfy the standards of the FDA.   The Parties recognize that a collaborative effort to develop international quality standards will be more efficient, reduce the required expenditures for both companies and leverage the investments already made by each Party.

作为医药市场的龙头企业，梧州制药希望对其生产、质量保证及产品规格进行升级，以满足国际标准。德玛已开发出并将进一步开发质量保证与产品规格的分析方法，可以满足FDA的标准。双方认可，双方共同努力开发国际品质标准将更有效率、更能降低所需成本，并能对双方已经投入的资金产生杠杆效应。

The Parties recognize the need to develop new clinical data to support sales & marketing.

双方认可开发新临床数据以支持营销与销售的必要。

The Parties recognize that new clinical data needs to be created for DAG for Injection in China are more than twenty years old and new data needs to be created.  Wuzhou and DelMar have independently developed plans to establish new clinical data to support the marketing and further development of DAG for Injection.  Parties agree that a harmonized clinical development strategy for DAG for Injection would be more efficient and reduce the required investment for both companies.

双方认可，目前需要开发新的注射用DAG的临床数据。梧州制药与德玛均已独立地制定了建立新临床数据以支持营销及进一步开发注射用DAG的计划。双方同意，协同的注射用DAG临床开发战略将更有效率并能降低双方的必要投资。

The Parties recognize that working together to develop DAG for Injection would form the basis for expanded collaboration opportunities.

双方认可，共同开发注射用DAG将为更广泛的合作机会打下基础。

The Parties also wish to use the collaboration around DAG for Injection as the basis for additional activities to maximize the value of Wuzhou’s business in China and position Wuzhou to commercialize its products in international markets.

双方希望，以注射用DAG的合作成为其他活动的基础，以使梧州制药在中国的业务实现价值最大化，并使其能在国际市场销售其产品。

The Parties recognize that regular and open communication is the basis for a successful collaboration.

双方认可，经常进行坦诚的沟通与交流是合作成功的基础。

The Parties will establish a steering committee that will confer on a regular basis to oversee activities within the project and enhance the chance of mutual success.

双方将建立督导委员会，经常协商对项目活动进行监督，增加双方成功的机会。

II.   Collaboration Goals

双方合作的目标

(1)
 Seek regulatory approval from FDA, EMEA and other international jurisdictions to commercialize DAG for Injection outside of China for the treatment of glioblastoma multiforme (GBM) or more indications.

使注射用DAG通过中国以外的国家的主管部门批准许可与商品化，包括FDA、EMEA及其他国际司法区，上市许可的适应症包括脑肿瘤及其他更多的适应症。

(2)	DelMar will support Wuzhou by developing and providing new non-clinical and clinical data in order to support marketing and sales of DAG for Injection based on approved indications in China.

德玛将协助梧州制药在中国原批准的功能主治范围内开发注射用DAG新临床数据以支持营销与销售。

(3)
To support market approval of DAG for Injection outside of China, Wuzhou will assist and support DelMar to initiate the development work in one or more Clinical Center(s) in China (“China Clinical Centers”) as part of international multi-center clinical development strategy.

为使注射用DAG在美国获FDA上市许可，梧州制药将协助及支持作为德玛国际临床多中心战略构成部分的一个或多个“中国临床分中心”的研究启动工作，开展治疗脑肿瘤临床研究。

(4)	DelMar will provide non-clinical and clinical data to Wuzhou for approval of new indications including glioblastoma multiforme (GBM) for DAG for Injection by SFDA.

德玛将提供临床与非临床数据以支持梧州制药获得SFDA批准注射用DAG治疗脑肿瘤的新适应症。

(5)	DelMar and Wuzhou will work together to establish Wuzhou as an FDA and GMP certified manufacturer of DAG and DAG for Injection.

德玛与梧州制药将共同努力，使梧州制药成为FDA及GMP认证的DAG与注射用DAG生产企业。

Based on these principles and goals and through friendly negotiations in the spirit of cooperation and mutual development, the Parties hereby agree upon the following terms and conditions.

基于以上原则和目标，双方起草并同意以下合作细节与条件。

1.	Intellectual Property

知识产权

1.1	Definitions

1.1.1
“Confidential Information” means all information, regardless of its form, of either Party that is not generally known to the public or persons skilled in the art of drug discovery and development, except that “Confidential Information” does not include information:

“秘密信息”指任何一方不为公众所知，也不为医药研发领域内的专业人士所知的一切信息，无论信息以何种形式体现。但秘密信息不包括以下信息：

•
Legally possessed by the recipient (the “Recipient”) prior to receipt from the disclosing Party (the “Discloser”), other than through prior confidential disclosure by the Discloser, as evidenced by the Recipient’s business records,

信息接收方在从信息披露方收到该信息之前既已合法持有，但该持有不包括经由披露方以前秘密的信息披露，

•	published or available to the general public otherwise than through a breach of this Agreement,

在未违反本协议的情况下已公开或系普通公众可获得的信息，

•	obtained by the Recipient from a third party with a valid right to disclose it, provided that the third party is not under a confidentiality obligation to the Discloser in respect of the same, or

接收方从第三方获得信息，而该第三方对该信息不负有保密义务并有权利披露该信息，或

•	independently developed by employees, agents or consultants of the Recipient who had no knowledge of or access to the Discloser’s information as evidenced by the Recipient’s business records;

由接收方的雇员、代理或顾问独立开发出来，且接收方的业务记录表明他们并不知道也无法接触披露方的信息。

1.1.2
“DelMar Intellectual Property” means, any and all knowledge, know-how, technique(s), technology or other intellectual property which are conceived, invented, developed, improved or acquired solely by DelMar before signing this agreement and during the term of the Agreement in the performance of the Collaboration;

“德玛知识产权”， 指德玛本协议签订前已掌握的以及本协议期间履行合作事宜时独自构思、发明、开发、改进或获得的任何以及全部知识、诀窍、技巧、技术或其他知识产权。

1.1.3
“DelMar Methods” means new HPLC and titration methods required by DelMar for the identification, determination of DAG content, epoxide content and related substances and any manufacturing quality assurance methods developed by DelMar for GMP compliance by the FDA and EMEA.  The DelMar Methods are DelMar Intellectual Property.

“德玛方法”，指德玛独立开发新的HPLC和滴定方法，用于确认，决定DAG，环氧化物和杂质含量及生产品质保证以遵守FDA与EMEA的GMP法规。德玛方法是德玛知识产权的一部份。

1.1.4
“Wuzhou Intellectual Property” means, any and all knowledge, know-how, technique(s), technology or other intellectual property which are conceived, invented, developed, improved or acquired solely by Wuzhou before signing this agreement and during the term of the Agreement in the performance of the Collaboration;

“梧州制药知识产权”，指梧州制药在本协议签订前已掌握的以及本协议期间履行合作事宜时独自构思、发明、开发、改进或获得的任何以及全部知识、诀窍、技巧、技术或其他知识产权。

1.1.5
“Joint Intellectual Property” means any and all knowledge, know-how, technique(s), technology or other intellectual property which are conceived, invented, developed, improved or acquired jointly by Wuzhou and DelMar during the term of the Agreement in the performance of the Collaboration, or by either party using the other party’s IP.

“联合知识产权”，指梧州制药与德玛在本协议期间履行合作事宜共同构思、发明、开发、改进或获得的任何以及全部知识、诀窍、技巧、技术或其他知识产权，以及任何一方使用对方知识产权而发展出的知识产权。

1.2
DelMar Intellectual Property and Wuzhou Intellectual Property are respectively owned by each Party, however, each Party is entitled to the free use of the other Party’s Intellectual Property for the performance of this Agreement. Joint Intellectual Property is co-owned by the Parties. For the performance of this Agreement, Wuzhou has free use of Joint Intellectual Property in China and DelMar outside of China. Any other use or disposal of Joint Intellectual Property by either Party shall be subject to the Parties’ mutual consent.

德玛知识产权与梧州制药知识产权由各自分别所有，但另一方有权为了本合同的目的而免费使用。联合知识产权为双方共有，为履行本协议，梧州有权在中国进行使用，德玛有权在中国以外的地区进行使用，但其他使用与处分需经双方共同同意。

1.3
Confidential Information disclosed one Party to the other Party shall be clearly identified in writing as “Confidential” either at the time of disclosure or, if orally disclosed, within 30 calendar days thereafter.

梧州制药披露给德玛的秘密信息，须在披露时或在披露后30个自然日内书面标明“秘密”。

1.4
The Parties agree that unauthorized disclosure of Confidential Information would or could reveal commercial, scientific or technical information and would significantly harm the Parties’ competitive position. Each Party agrees keep and use the other Party’s Confidential Information in confidence and will not, without the other Party’s prior written consent, disclose the other Party’s Confidential Information to any person or entity. Anyone who is not involved in any activities related to this agreement should not be exposed to Confidential Information.

双方同意，对秘密信息未经授权的披露，将或可能将泄漏商业、科技或技术信息，并将严重损害双方的竞争力。各方同意秘密持有及使用对方的秘密信息，并在未得到对方事先书面同意前不将对方的秘密信息披露给任何他人或实体。凡未参与本合同工作的人员，均不得掌握秘密信息。

Notwithstanding the foregoing, Wuzhou recognizes and agrees that DelMar may be required, for the purposes of obtaining commercial product approval, to disclose certain Wuzhou Intellectual Property or Confidential Information of Wuzhou to regulatory authorities such as the FDA or the EMEA (“Regulatory Disclosure”). DelMar agrees that such disclosure shall be subject to Wuzhou’s prior written approval. However, such approval shall not be unreasonably withheld by Wuzhou. The Parties acknowledge and agree that such Regulatory Disclosure is in the best commercial interests of the Parties; however, DelMar shall use reasonable efforts to ensure that any such Regulatory Disclosure does not amount to public disclosure of such Wuzhou Intellectual Property or Confidential Information of Wuzhou.

尽管有上述规定，梧州制药认可及同意，为获得商业生产许可，德玛可能被要求向主管当局如美国食品药品监督管理局或欧洲药管局披露梧州制药的某些知识产权或秘密信息（“法定披露”）。德玛向相关主管当局披露上述知识产权或秘密信息前应取得梧州制药的书面同意,但无正当理由梧州不得拒绝上述同意。双方知晓并同意，法定披露符合双方的最佳商业利益，但是，德玛应该合理地努力以让法定披露不会使梧州制药的知识产权或秘密信息构成向公众公开披露。

1.5
Any Party required by judicial or administrative process to disclose the other Party’s Confidential Information will promptly notify the other Party and allow it reasonable time to oppose the process before disclosing the Confidential Information.

任何一方被司法或行政程序要求披露对方的秘密信息的，其在披露前应立即通知对方并留给对方合理的时间以对该等程序提出异议。

1.6	The Parties acknowledge and agree that either Party may identify the title of the Project and the Parties to this Agreement.

双方知晓并同意，任何一方均可向外明示本协议下项目的名称与本协议双方的名称。

1.7
Notwithstanding any termination or expiration of this Agreement, the obligations of confidentiality set out in this Section 1 and elsewhere in this Agreement shall survive and continue to bind the Parties, their successors and assigns until five (5) years after such termination or expiration.

即使本协议终止或到期，本第一条列明的义务并不终止而应继续对双方、双方的承继人及受让人有约束力。

1.8
DelMar acknowledges and agrees that Wuzhou owns all right, title and interest in and to Wuzhou Intellectual Property.  At its sole discretion, Wuzhou will be responsible for filing patents related to the Wuzhou Intellectual Property and will bear all costs incurred in connection with the preparation, filing, prosecution and maintenance of its patent applications.

德玛知晓并同意，梧州制药对其知识产权享有所有的权利及利益，其可单独自主决定申请专利，与专利申请、保护及维持有关的一切费用由其自行承担。

1.9
Wuzhou acknowledges and agrees that DelMar owns all right, title and interest in and to DelMar Intellectual Property.  At its sole discretion, DelMar will be responsible for filing patents related to the DelMar Intellectual Property and will bear all costs incurred in connection with the preparation, filing, prosecution and maintenance of its patent applications.

梧州制药知晓并同意，德玛对其知识产权享有所有的权利及利益，其可单独自主决定申请专利，与专利申请准备、专利申请、保护及维持有关的一切费用由其自行承担。

1.10	Patents and Inventions

专利与发明

1.10.1	The Parties will promptly notify one another in writing of any Joint Intellectual Property within 30 days of invention.

在联合知识产权创造之日起30日内，双方应立即书面通知对方。

1.10.2
The Parties acknowledge and agree that Wuzhou and DelMar have joint right, title and interest in and to Joint Intellectual Property.  Notwithstanding any contrary provisions in the applicable patent or other intellectual property laws in any jurisdiction, the Wuzhou shall have an exclusive right to exploit any Joint Intellectual Property in China and DelMar shall have an exclusive right to exploit any Joint Intellectual Property outside of China without notice or payment to the other Party.

双方知晓并同意，梧州制药与德玛对联合知识产权享有所有的权利及利益。即使任何司法区的专利或其他知识产权法有相反的规定，在无需通知对方也无需支付任何费用的情况下，梧州制药可在中国利用联合知识产权，德玛可在中国以外的国家或地区利用联合知识产权。

1.10.3
DelMar will be responsible for filing international patents application (including China) in the Parties’ names related to the Joint Intellectual Property and will bear all costs incurred in connection with the preparation, filing, prosecution and maintenance of the patent applications, provided however, that Wuzhou shall reimburse DelMar for costs incurred in connection with the preparation, filing, prosecution and maintenance of the patent applications in China.  Wuzhou will assist Delmar in a timely manner to ensure that the patent applications cover, to the best of Wuzhou’s knowledge, all items of commercial interest and importance.

联合知识产权的专利由德玛负责以双方的名义进行国际申请（包括中国），相关的准备费用、申请费、保护及维持费用也由德玛承担，在中国申请专利的准备费用、申请费、保护及维持费用等应由梧州制药承担。梧州制药应及时协助德玛，尽其所知地确保专利申请覆盖所有具有商业利益及重要的种类。

1.10.4
If Wuzhou wishes to obtain patent protection for Joint Intellectual Property over and above that for which DelMar wishes to provide its financial support Wuzhou will be free to file any patent applications, including new applications, at its own expense.  If DelMar discontinues its financial support for prosecution or maintenance of any patents or patent applications for Joint Intellectual Property (the “DelMar Abandoned Patent”) for good reason,  a 30 calendar days notice prior to the discontinuance by DelMar to Wuzhou is required. After receipt of said notice, Wuzhou will be free to continue the prosecution or maintain such patents or patent applications at its own expense.  In such a situation, DelMar and Wuzhou shall negotiate in good faith to determine proportion of costs related to the prosecution or maintenance of the DelMar Abandoned Patent to be paid by DelMar, if DelMar decides not to bear any cost after negotiation, the DelMar Abandoned Patent will be solely owned by Wuzhou, DelMar will transfer the right according to the terms.

对于联合知识产权，如梧州制药希望获得的专利保护范围超过了德玛愿意提供资金的范围，梧州制药可以其自身的费用自行提起专利申请，包括新的申请。若德玛基于正当理由对任何联合知识产权的专利申请或专利的保护或维持不再继续提供资金（“德玛放弃的专利”），德玛应在终止前30天通知梧州制药，梧州制药收到通知后，可以以其自身费用自行继续保护或维持该等专利或专利申请。此种情况下，双方应善意协商以确定德玛对上述费用承担的比例，若德玛协商后决定不承担任何比例，则德玛放弃的专利归梧州制药单独所有，德玛按有关规定将权利转移。

1.10.5
In the event that DelMar wishes to discontinue the financial support for prosecution or maintenance of any patents or patent applications for Joint Intellectual Property without good reason, DelMar will provide Wuzhou with a written notice at least 30 calendar days prior to the discontinuance and Wuzhou will be free to continue the prosecution or maintenance of any such patents or patent applications for the Joint Intellectual Property related to said patent or patent application and. Joint Intellectual Property claimed in said patent or patent application will be become solely owned by Wuzhou, DelMar will transfer the right according to the terms.

若德玛无正当理由希望停止对任何联合知识产权的专利申请或专利的保护或维持提供资金，德玛将在停止日前至少30个自然日书面通知梧州制药，梧州制药将可自行继续保护或维持该等专利或专利申请。该等专利或专利申请将由梧州制药单独所有，德玛按有关规定将权利转移。

1.10.6
In the event that Joint Intellectual Property is infringed upon by any third party, either Party shall have the right to take action against such infringement and relevant costs shall be borne  by both Parties, each party’s share to be discussed.

若联合知识产权被第三方侵害，任何一方均有权采取行动阻止该等侵害，相关费用由双方协商分担。

2.	CMC/GMP Development

CMC/GMP 的研发

Section 1.

Section 2.

2.1	Wuzhou and DelMar will to work together to implement DAG and DAG for Injection specifications in compliance with FDA and SFDA requirements.

梧州制药与德玛将共同合作以建立符合FDA与SFDA规范的DAG与注射用DAG标准。

2.2
DelMar will assist Wuzhou to develop systems to ensure GMP compliance for meeting FDA and SFDA requirements-by evaluating the current GMP compliance and by conducting a gap analysis (“Gap Analysis”) to identify areas to be improved (the GMP Improvement Project).

德玛将协助梧州制药开发达到FDA与SFDA要求的系统–经由对目前执行GMP的评估及分析不及之处以确认需要增强之处（“GMP改进项目”）。

The GMP Improvement Project which shall be implemented at Wuzhou and supported by retaining the services of DelMar or subcontractors to implement, among other improvements identified in through the Gap Analysis, the following activities

GMP改进项目将在梧州制药进行并进行以下活动的方式获得支持：

2.2.1
Implementing GMP improvements, including, but not limited to, the DAG and DAG for Injection related facility, equipment, QC testing, manufacturing process and controls, standard operating procedure (SOP) and documentation systems, stability studies, and other such documentation which shall be provided in both Chinese and English.

GMP需要改良之处，包括（但不限于）生产DAG及注射用DAG有关的設施，机器，品管测试，生产工艺及控制，标准操作程序 及文件管理, 稳定性研究，及其他此类文件，文件需由中英文作出。

2.2.2	Providing technical support for the development of new manufacturing process and controls of known and unknown impurities in DAG in accordance with FDA and SFDA regulations.

提供技术支持，以按照FDA与SFDA的规范开发新的制造工艺及控制DAG中已知与未知的杂质

2.2.3	Providing support for the training of Wuzhou personnel and establish a drug master file (“DMF”) for the manufacturing of DAG drug substance and preparation for inspection by FDA and SFDA.

对梧州制药人员的培訓並建立生产DAG原料药的资料库（DMF）及准备FDA及SFDA的检查提供协助。

2.2.4
Providing input and advice related to the establishment of limits for impurities and adopting a GC method for determination of residual solvents and current USP methods for residue on ignition and heavy metals to meet FDA and SFDA regulations.

对杂质含量的限制，用气相色谱决定残存溶剂，及目前用于燃烧残重，重金属含量的美國藥典方法提供意见，以达到FDA及SFDA标准。

2.2.5	Providing consulting support to assist Wuzhou in adopting and validating the DelMar Methods and other manufacturing and quality controls according to FDA Guidelines.

提供谘询来协助梧州制药按FDA指南采用并认证德玛方法及其它生产与质量控制方法。

2.2.6
Advising on the improvement on formulation, manufacturing process controls in order to enhance the stability of the drug product with the possibility of achieving commercially relevant stability under ambient conditions.  Such advice is intended to include research into the optimization of freeze-drying cycle and other manufacturing process.

就配方的改善与生产工艺的控制提供建议，以增加医药产品的稳定性，争取达成在外界条件下产品具有商业上的稳定性。此等建议拟包括对冻干工艺及其他生产工艺的优化研究。

2.3	In return for exclusivity and other compensation granted under this Agreement, DelMar shall grant Wuzhou a royalty free license to exclusively use DelMar Methods in China.

为回报本协议的独供权及其他补償，德玛愿意免费授予梧州制药在中国独家使用德玛方法的许可。

2.4	Wuzhou shall be responsible for costs associated with the GMP Improvement Project with the goal of achieving compliance with relevant GMP standards of SFDA, FDA and EMEA.

梧州制药负责GMP改进项目有关的费用，以符合SFDA、FDA及EMEA的GMP标准。

2.5	The Parties shall work together to support the development of new Joint Intellectual Property, including improved formulations and other improvements to DAG and DAG for Injection.

协议双方应共同合作来研发新联合知识产权，包含配方及对DAG及注射用DAG的其他改良。

Section 3.	Development of New Clinical and Non-Clinical Data to Support DAG for Injection Sales in China

开发新临床及动物实验数据以支持在华销售

3.1	The Parties believe that the development of new clinical data through the conduct of clinical trials will generate immediate clinical interest and improved sales for DAG for Injection in China.

双方相信，通过临床试验开发新临床数据将立即产生临床利益并推动注射用DAG在华销售。

3.2	Wuzhou plans to conduct a clinical safety study in China (the “China Safety Study”) to support the re-launch of DAG for Injection in China.

梧州制药计划在中国进行安全性临床试验（中国安全试验）来支援DAG产品再进入中国市场。

3.2.1	Wuzhou shall bear the cost of the China Safety Study.

梧州制药将负担中国安全试验的费用。

3.2.2	Dosing in the China Safety Study shall be based on the current SFDA label for DAG and the primary endpoint shall be safety and tolerability in cancer patients

中国安全试验的剂量将依据目前SFDA对DAG批准对癌症病人的主要治疗目标，应是安全性及容忍度。

3.2.3	Wuzhou will provide the China Safety Study protocol to DelMar no less than 21 days prior to the initiation of study and DelMar will provide input to the study design for Wuzhou’s consideration.

梧州制药将于试验开展21天前向德玛提供中国安全试验的草案，德玛将对梧州制药提供临床設计的建议以供梧州制药参考。

3.2.4
To support the China Safety Study, DelMar will provide summary highlights from the US GLP Toxicity study and the Physicians Brochure upon request from Wuzhou.  Wuzhou should bear  the cost if translation into Chinese is needed.

德玛应当向梧州提供美国符合GLP标准的毒性实验及医生手册来支持中国安全性临床试验。若梧州制药想翻成中文，将负担其费用。

3.3
The Parties recognize and agree that clinical efficacy data generated under the oversight of the FDA or EMEA, or similar regulatory agency such as Health Canada in Canada will maximize the value of such data in China, and will also support the commercialization of DAG outside of China by DelMar.

双方进一步认识到，在FDA、EMEA或类似监管机构（如加拿大卫生部）监督下获得的临床试验数据将使该数据在华价值最大化，并将支持德玛在中国外开展的DAG商业化活动。

3.4
The Parties will jointly agree upon specific clinical trials to be conducted to promote sales of DAG for Injection in China (Efficacy Trials).  DelMar will be responsible for establishing protocols for and conducting Efficacy Trials in accordance with relevant standards required by SFDA, FDA and EMEA guidelines.  Unless otherwise agreed between the Parties, Wuzhou will bear the cost of the Efficacy Trials in accordance with section 3.8 of this Agreement.

双方同意为了促进注射用DAG的在华销售，将开展具体的临床药效试验。德玛将负责在依据中国、美国或欧洲药品管理局的相关官方标准来制定方案及实施临床药效试验。除非双方另有约定，梧州应按本协议3.8条承担临床药效试验的费用。

3.5	GBM: DelMar promises that it has initiated and is currently conducting a Phase I/II clinical trial to evaluate DAG as a treatment for glioblastoma multiforme (GBM) (the “Phase I/II GBM trial”).

GBM：德玛承诺已开始，并正在进行第I/II期临床试验，以评估以DAG来治疗多型性神经胶母细胞瘤（GBM）（第I/II期GBM临床试验）

3.5.1	DelMar is responsible for funding the cost of the Phase I/II GBM trial

德玛负责提供第I/II期GBM临床试验所需的费用与资金。

3.5.2	DelMar shall provide Wuzhou with regular updates on the progress of the Phase I/II GBM clinical trial. Acopy of the reports made to FDA will be provided to Wuzhou by mail or email.

德玛将定期提供第I/II期GBM临床试验的实验进展给梧州制药，并将提交给FDA的报告的副本以邮寄或E-mail的形式提供给梧州制药。

3.5.3
The Parties shall consult with the SFDA to determine a strategy to expand the label for DAG in China to include GBM.  The Parties shall use commercially reasonable efforts to determine this strategy by September 30, 2012.

双方将向中国药检局谘询，来决定增加包含GBM的DAG适应症 策略。双方将竭侭所能在2012年9月30日前决定这个策略。

DelMar shall develop a draft plan and budget for a multi-center registration trial (the “GBM Registration Trial”) to support the expansion of DAG for Injection label in China and share these documents with Wuzhou by November 30, 2012.

德玛将对多中心临床实验（GBM註册临床实验）提出草案与预算，以增加DAG在中国的适应症，并在2012年11月30日前将其与梧州制药分享。

3.5.4
DelMar shall use commercially reasonable efforts to fund the GBM Registration Trial through proceeds of an initial public offering (IPO) by mid-2013.  Wuzhou shall be given an opportunity to participate in the IPO which will enable Wuzhou to participate in the value of the commercialization of DAG outside of China through an equity ownership position in DelMar.

德玛将竭侭所能在2013年中旬经由上市（IPO）来筹集GBM註册临床实验所需费用。梧州制药也可利用此机会参与上市，以使其经由擁有德玛的股权而分享DAG在中国以外商业化的价值。

3.6
CML and Lung Cancer:  The Parties recognize that DAG is currently approved in China for the treatment of CML and Lung Cancer and expansion of this label may require additional clinical trials to be conducted in China or another jurisdiction as required by the SFDA.  The Parties further recognize that recent data suggests that the BIM co-deletion polymporphism (the “BIM phenotype”) unique to East Asian populations may be responsible for high-resistance to standard tyrosine kinase therapy in CML and EGFR lung cancer.

慢粒细胞白血病及肺癌：双方认知目前DAG在中国批准用于慢粒细胞白血病及肺癌，增加适应症须在中国进行临床实验或符合SFDA的其他要求。双方更认知新的数据建议BIM co-deletion polymporphism （BIM型）对东亚人的独特性可以解释对标准酪氨酸激酶治疗CML及EGFR（表皮生长因子受体）肺癌的高抗拒性。

3.6.1	DelMar will conduct non-clinical studies designed to the activity of DAG against CML and lung cancer tumors resistant to tyrosine kinases, including the BIM phenotype.

德玛将进行动物实验针对DAG对CML及肺癌肿瘤对BIM型酪氨酸激酶抗拒性的活性。

3.6.2	DelMar will be responsible for including feedback from Key Opinion Leaders in China and the United States in the design of the non-clinical studies.

德玛将负责将中国及美国專家意见用于动物实验的設计。

3.6.3
DelMar will provide detail of the non-clinical study protocols and communicate preliminary results to Wuzhou on a regular basis.  A copy of the reports made to FDA will be provided to Wuzhou by mail or email.

德玛将提供动物实验的方案细节，并定期将初步结果与梧州制药沟通。德玛将提交给FDA的报告的副本以邮寄或E-mail的形式提供给梧州制药。

3.6.4	DelMar shall complete such studies and publish or present the results in China and Western peer-reviewed settings such as scientific conferences or publications before December 31, 2012.

德玛应当完成实验，并于2012年12月31日前在中国及西方重要科学会议或期刊发表。

3.6.5	DelMar will fund the cost of the non-clinical studies and Wuzhou will provide testing samples according to the study protocol.

德玛负责动物实验的经费。梧州制药负责按实验方案提供实验用样品。

3.6.6
In the event that the Parties determine that Phase IV clinical trials are needed to further support the marketing of DAG under the current label, DelMar and Wuzhou will jointly agree upon an Efficacy Trial to be conducted to promote sales for CML and Lung Cancer in China (the “China CML/Lung Trials”).

若双方决定有进行第四期临床的需要以进一步支持DAG目前适应症，德玛与梧州制药将同意进行有效性实验以提升对CML及肺癌在中国的销售。

3.7	The Parties shall work together to research new indications for DAG.

双方将合作研究DAG的新适应症。

3.7.1	DelMar shall be responsible for conducting non-clinical and clinical studies to support new indications for DAG for Injection.

德玛将负责进行动物及临床实验以支持DAG产品的新适应症。

3.7.2
The Parties shall bear their share of the cost to support new indications for DAG for Injection in accordance with a plan and budget to be agreed by the Parties from time-to-time.  Unless otherwise agreed between the Parties, Wuzhou will bear the cost of the clinical trials in China in accordance with section 3.8 of this Agreement.

双方将依据不同时间所同意的计划，负责各自分摊的费用，以支持DAG新适应症。除非双方另有约定，梧州应按本协议3.8条承担临床试验的费用。

3.7.3	The Parties shall use commercially reasonable efforts to identify new indications for DAG by December 31, 2012.

双方将竭侭所能在2012年12月31日前确认DAG新适应症

3.8
Except as otherwise agreed under the terms of this Agreement, the Parties shall jointly fund the cost of clinical studies.  Wuzhou shall be responsible for the cost associated with the China Safety Study and Efficacy Trials conducted in China.  DelMar will be responsible for clinical studies outside China.   To support these efforts under the terms a budget will be developed and agreed to by the Parties for a specific Efficacy Trials. Wuzhou shall pay to DelMar its portion for the cost prior to the commencement of an Efficacy Trial.

除非在本协议另有所述，双方将共同承担临床研究的费用。梧州制药将承担在中国进行有关安全及有效性的临床费用。德玛将承担在中国外的临床费用。在此前提下，双方将对每次具体的有效性临床试验制定一致同意的预算。在每次有效性临床实验启动前，梧州制药应向德玛支付其分担的费用。

3.9
The Parties shall use commercially reasonable efforts to ensure that key opinion leaders from China are involved in the design and oversight of clinical trials conducted under the terms of this Agreement.

双方将竭侭所能来确保中国关键领域專家参与DAG合作项目中的临床试验设计和监督。

3.10
DelMar shall provide Wuzhou with access to data developed through the Clinical Trials outside China for use in publications and marketing materials to support sales and marketing of DAG for Injection in China.

德玛应向梧州制药提供在中国以外的获得的临床实验数据，用于DAG的在华销售的出版物和营销资料的撰写。

Section 4.	Exclusive Clinical and Commercial Drug Supply

临床及商业用药供应

4.1	The Parties wish for Wuzhou to be a primary or exclusive supplier of DAG for Injection and for development, the sales and marketing of products containing DAG.

双方确定梧州制药作为注射用DAG临床试用阶段以及含DAG产品的销售和营销的独家供应商。

4.2
Wuzhou shall supply DAG for Injection at production price to DelMar for clinical trials.  Upon receipt of regulatory approval in the United States, Canada or the European Union, the Parties shall negotiate the price of the commercial supply of DAG for Injection for sales and marketing in good faith (“Commercial Supply Price”), whereby Commercial Supply Price shall not exceed the price charged by Wuzhou to any third party in China.

梧州制药应以生产成本向德玛提供注射用DAG用于临床试验。一经美国、加拿大或欧盟的批准，协议双方应本着诚信善意原则就用于销售和营销的注射用DAG商业供应价格（“商业供应价格”）进行协商，商业供应价格不应高于梧州制药向中国任何第三方供货的价格。

4.3	Wuzhou will manufacture, ship, distribute and warehouse DAG for Injection in accordance with applicable laws and regulations for China and for the United States, Canadian and European markets.

梧州制药将依据中国、美国、加拿大和欧洲市场适用法规来制造、运输、经销和储藏注射用DAG。

4.4
DelMar agrees that Wuzhou shall be the exclusive supplier of DAG for Injection for clinical trials and sales and marketing of products for China and for the United States, Canadian and European markets, subject to Wuzhou obtaining and maintaining cGMP certification by the FDA, EMEA or appropriate regulatory agency in other jurisdictions and to being able to meet volumes ordered by DelMar；for other markets, if DelMar has any purchasing demands, Wuzhou shall give priority to meet them. The detailed exclusivity agreement will be discussed by both parties separately.

德玛同意梧州制药在符合FDA， EMEA cGMP的前提下并在能保证德玛所需货量的基础上，成为注射用DAG在中国、美国、加拿大和欧洲市场临床试验及产品销售和营销的独家供应商；对于其他市场，如德玛有采购要求，梧州必须优先予以满足。具体的经销代理协议，双方另行协商约定。

4.5 For Chinese market, DelMar including any third party appointed by DelMar shall have preemptive right under the condition of same sales target and price. [*]

就中国市场的销售，德玛包括德玛指定的人在同等任务 [*]

4.6 In return for the royalty free license granted by DelMar under Section 2.3 and in recognition of the investment being made by DelMar to support the marketing of DAG in China and the commercialization of DAG outside of China, Wuzhou agrees not to sell DAG or DAG for Injection to any party other than DelMar, or its licensee or assignee in markets outside of China. On the condition that DelMar or its licensee or assignee is capable of selling all the DAG for Injection by Wuzhou, DelMar, or its licensee or assignee, will use commercially reasonable efforts to begin marketing DAG for Injection in territories outside of China within 120 days of receiving regulatory clearance to market DAG for Injection in a respective territory. In addition, DelMar shall meet the minimum sales target of DAG for Injection required by Wuzhou for each country or territory where DAG for Injection receives regulatory clearance for marketing (the “Market Plan”).  The Market Plan shall define Del Mar’s obligation on a semi-annual basis for the first three years following regulatory approval in a respective country or territory. If DelMar fails meet its obligations under a Market Plan for two consecutive periods as defined by said Market Plan, Wuzhou will have the option to sell DAG to any third party in the country or territory covered by said Market Plan at prices not lower than those offered to DelMar.

作为对本协议第2.3条下德玛免费许可使用的回报以及对德玛投资支持DAG在中国的营销与中国以外的商业化的认可，在德玛的销售能力完全能销售完梧州生产出来全部注射用DAG的条件下，就中国以外市场，梧州制药同意不将DAG及注射用DAG销给除德玛、德玛许可的人或德玛指定人以外的任何其他人。德玛、德玛许可的人或德玛指定的人应在各个区域或国家有关当局许可销售注射用DAG后的120天内以商业合理的努力开始销售注射用DAG。此外，德玛应按梧州制药的要求在每个获得销售许可的区域或国家内完成注射用DAG的最低销售任务。（“销售计划”）。销售计划将规定在获得批准后的三年内德玛每个半年在每个国家或地区的采购义务。如果德玛连续两个半年未能在销售计划中的某区域或某国家完成规定的任务，梧州制药有权在该地区或该国向任何第三人销售DAG，但价格不得低于对德玛的报价。

Section 5.	Other Opportunities for Collaboration

其它合作机会

5.1	The Parties wish for this Agreement to serve as the basis for a broader collaboration to involve additional products and product candidates. Such opportunities may include, but are not limited to:

协议双方希望以本协议为基础，开展涉及其它产品及候选产品的更广泛合作。合作项目可包括，但不拘限于：

5.1.1
DelMar could assist Wuzhou to evaluate opportunities for the commercialization of its flagship cardiovascular product, XueShuan Tong, Sodium fluorescein Injection outside of China, particularly in the United States, Canada and the European Union specifically by:

德玛可协助梧州制药评估其心血管拳头产品“注射用血栓通”、荧光素钠注射液在中国之外、特别是美国、加拿大和欧盟的商业化机会，尤其是：

5.1.1.1
Working with Wuzhou to conduct a feasibility analysis of developing and registering Wuzhou’s XueShuan Tong for Injection product to evaluate quality control and establish product specifications, including range of impurities in compliance with FDA and EMEA regulations.

德玛可与梧州制药合作对梧州制药“注射用血栓通”产品开发和注册进行可行性分析，以进行质量控制评估和建立产品规范，包括按照FDA和EMEA规定的杂质含量限制。

5.1.1.2
Assisting Wuzhou to develop analytical methods to quantitate active components of XueShuan Tong and to develop a purification process to enrich the active components in the current XueShuan Tong drug formulation and to develop a dose form containing one active component or other such formulation as may be determined to be appropriate for development and registration in the United States and Europe.

德玛可协助梧州制药开发对“血栓通”中的活性成分进行定量的分析方法，增加“血栓通”现有药物配方中活性成分含量的纯化程序，以及开发适用于在美国和欧洲研发、註册的单一活性成分或其它类似配方的剂型。

5.1.2
The Parties could identify other drugs that would meet unmet medical need due to global supply issues including, but not limited to, obratide, clopidogrel bisulfate and dasudil HCL, bleomycin, cisplatin, cytarabine, doxorubicin, etoposide, fluorouracil, mitomycin, mustargen, ontak, paclitaxel, thiotepa, vincristine.  Wuzhou could provide manufacturing support and DelMar could provide regulatory and clinical development support such products which could rapidly be approved for marketing by the FDA, EMEA, SFDA and other international jurisdictions.

双方可根据全球供应情况确定供不应求的其它药品，包括但不限于科博肽、硫酸氢氯吡格雷、盐酸法舒地尔、博莱霉素、顺铂、阿糖胞苷、多柔比星、依托泊苷、氟尿嘧啶、丝裂霉素、盐酸氮芥、恩塔克、紫杉醇、赛迪哌、长春新碱。梧州制药可提供制造支持，德玛则提供法规申报和临床开发方面支持，以使以上产品能迅速被FDA、EMEA、SFDA及其他国际管理组织获准营销。

5.1.3
DelMar will use commercially reasonable efforts to identify and introduced to Wuzhou for 2 – 3 pharmaceutical products not currently available in China which could be developed for China without infringing third-party patents by June 30, 2013.

在2013年六月三十日前，德玛侭力将为梧州制药提供2~3个专利即将到期，市场销售情况较好，且未在中国上市的专利药物。

5.1.3.1
For each such product, Parties will conduct an analysis of the sales potential opportunity to obtain new intellectual property and plan for obtaining SFDA approval including API synthesis, drug formulation, and regulatory strategy, and participation to help at site, if necessary.

双方对每项产品都会进行销售及新专利分析、原料合成方法、制剂处方组成，申报策略等，以获取SFDA的批准，必要时给予在梧州制药的现场指导。

Section 6.	Steering Committee

督导委员会

6.1
To ensure regular and open communication between the Parties, a committee (the “Steering Committee”) is hereby established to have as its overall purpose the management and governance of the Collaboration.  Unless otherwise agreed by Wuzhou and DelMar, the Steering Committee shall consist of three (3) senior representatives of each Party and shall report to the Chairman of each company, or their designee.

为确保双方能定期及公开交流，现成立委员会（即督导委员会），旨在对此合作项目进行管理和监督。除非梧州制药和德玛另有商定，督导委员会应由双方各派3名高级代表组成，并应向各自公司的董事长或其指派的代表汇报。

The initial members of the Steering Committee shall include:

督导委员会初始成员应包括：

Wuzhou Representatives梧州制药代表

Ming Chen, Vice President of Zhongheng Group

Yusheng Huang, General Manager

Guanping Liu, R&D Director

DelMar Representatives 德玛代表

Mr. Jeffrey A. Bacha, President & CEO
杰夫•巴察, 共同创始人，总裁，首席執行官

Dr. Dennis Brown, Chief Scientific Officer
丹尼斯•布朗, 共同创始人，首席科技長

Mr. Mike Li, Vice President Drug Product Development
李作斌,美国药物开发副总

6.2
The Steering Committee should meet at least quarterly at a date and at a location to be agreed to by the Parties, or upon written request by either Party, in which case a meeting will be held within twenty one (21) calendar days of such notice.  Any meetings of the Steering Committee should be held in person, or if an in-person meeting is impracticable, by videoconference or teleconference.

督导委员会至少每季度开会一次，时间、地点由双方商定，或按照任一方书面要求而召开，若此则会议应在发出该要求后21天内召开。督导委员会成员应赴现场参会，若无法实现，则召开视频会议或电话会议。

6.3
It is contemplated that the Steering Committee may, from time to time, establish subordinate committees to oversee specific aspects of the collaboration.  For example, a CMC or QC/QA committee or a Commercial Development Committee may be established at the discretion of the Steering Committee.

协议双方考虑，督导委员会应不定时成立附属委员会，以监督合作具体事项。例如，成立CMC或QC/QA委员会或商业发展委员会，附属委员会的设立由督导委员会自行决定。

Section 7.	Other Terms & Conditions
其他要项与条件

7.1	Each of Wuzhou and DelMar shall be solely responsible for its own respective fees and costs incurred relating to this Agreement.

梧州制药和德玛各自承担本方发生的与本协议有关的费用及成本。

7.2	This Agreement may be terminated:

本协议可在如下情況终止：

7.2.1	on the written agreement of all Parties;

双方的书面同意；

7.2.2	by either Party if the other Party breaches any material term of this Agreement and fails to remedy the breach within 30 days after receipt of notice of the breach;

任何一方可终止，假若另一方不遵循本协议及在收到不遵协议通知30天内没有纠正；

7.2.3
by either Party if any action or decision which is to be taken or made hereunder is not unanimously agreed or is subject to disagreement, provided that the matter first has been referred to the chief executive officer of each Party and the chief executive officers have been unable to resolve or reach agreement on the matter within 90 days of the date that such matter is referred to them.

任何一方可终止，假若任何本协议下应采取的行动或决定在提交双方各自的总经理或总负责人90天后未能达成一致。

7.3
This Agreement shall be governed by and construed in accordance with the laws of China, excluding application of any conflict of laws principles that would apply a different body of law and excluding the United Nations Convention on Contracts for the International Sale of Goods.

本协议受中国法律管辖并按其进行解释，但不包括导致任何其他法律适用的冲突法规则，也不包括《联合国国际货物买卖合同公约》。

7.4
Any dispute, controversy or claim arising out of or relating to this contract, including the validity, invalidity, breach or termination thereof, shall be settled by arbitration in The China International Economic and Trade Arbitration Commission (CIETAC) in Beijing under its arbitration Rules in force when the arbitration is filed.

凡因本合同所引起的或与之相关的任何争议、纠纷或索赔，包括违约、合同的效力和终止，双方有权提请中国国际经济贸易仲裁委员会(北京)按提请仲裁时其有效的规则提起进行仲裁。

7.5
This Agreement is not assignable by either Party in whole or in part without the prior written consent of the other Party, except that either Party may assign this Agreement to an affiliate, or as part of the sale of all or any part of the business or assets of the Party, or pursuant to any merger, consolidation, plan of arrangement or reorganization.   Any attempt by either Party to this Agreement except as permitted by this clause is void.  This Agreement will enure to the benefit and be binding upon the Parties and their respective successors and permitted assigns.

未得另一方事先书面许可，任何一方不得全部或部分转让本协议，除非是向其关联公司转让，或作为其全部或部分营业或资产转让的一部分而转让，或依照合并或重组计划而转让。本协议任何一方未按本条约定而为的任何转让均为无效。本协议效力及于本协议双方、其继受人及许可的受让人。

7.6	The Chinese language version of this Agreement is the authoritative one.

本协议以中文版为准。

GUANGXI WUZHOU PHARMACEUTICAL (GROUP) CO. LTD. 广西梧州制药（集团）有限公司 By: /s/ Ming Chen	DEL MAR PHARMACEUTICALS (BC) LTD. 德玛制药有限公司 By: /s/ Jeffrey A. Bacha
Name: Ming Chen Title: Vice President of Zhongheng Group Date: 2012.10.25	Name: Mr. Jeffrey A. Bacha 姓名： 杰夫•巴察, Title: cofounder / President & CEO 职称： 共同创始人，总裁，首席執行官 Date: 日期